Provident Financial Services, Inc. Announces Special Cash Dividend

ISELIN, NJ, November 16, 2017 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) announced today that its Board of Directors approved a special cash dividend of $0.15 per common share payable on December 22, 2017, to stockholders of record as of the close of business on December 8, 2017.

“Given our strong capital levels and recent and projected financial performance, we believe it is appropriate to return capital in the form of a special cash dividend to our stockholders,” said Christopher Martin, Chairman, President and Chief Executive Officer. “This special dividend is consistent with our sound capital management policies and our commitment to providing a meaningful return to our stockholders. Following this special dividend our capital ratios will remain strong, and with our projected earnings adding to capital, we will continue to prudently grow our loan portfolio, pursue accretive whole bank and wealth company acquisitions, buyback our stock when it makes economic sense, and reward our stockholders with regular quarterly cash dividends.”

About the Company

Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering “commitment you can count on” since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “project,” “intend,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of the Company’s Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.

SOURCE: Provident Financial Services, Inc.
CONTACT: Investor Relations, 1-732-590-9300
Web Site: http://www.Provident.Bank